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                                                                     EXHIBIT 3.1




                            CERTIFICATE OF AMENDMENT

                                     TO THE

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                 AUDIONET, INC.

--------------------------------------------------------------------------------

         AudioNet, Inc., (the "Corporation"), a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"),

         DOES HEREBY CERTIFY:

         FIRST, that the Board of Directors of the Corporation duly adopted resolutions setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation and declaring such amendment to be advisable. The resolution setting forth the proposed amendment was as follows:

                 RESOLVED, that the Restated Certificate of Incorporation of the Corporation be amended by changing Article I, so that, as amended in its entirety, such Article shall be and read as follows:

                 "The name of the corporation (hereinafter called the "Corporation") is broadcast.com inc."

         SECOND, that thereafter, pursuant to a resolution of the Board of Directors of the Corporation, the proposed amendment was submitted to the stockholders of the Corporation for their approval, and the stockholders entitled to vote thereon approved the proposed amendment by a written consent in accordance with Section 228 of the DGCL.

         THIRD, that the amendment was duly adopted in accordance with the provisions of Sections 242 of the DGCL.

         FOURTH, that the amendment did not have the effect of reducing the capital of the Corporation.

         IN WITNESS WHEREOF, as the officer duly authorized to execute this Certificate of Amendment, I have set my hand hereto this 11th day of May, 1998.


                                         /s/ TODD WAGNER
                                         --------------------------------------
                                         Todd R. Wagner, Chief Executive Officer
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                     RESTATED CERTIFICATE OF INCORPORATION

                                       of

                                 AUDIONET, INC.

              -------------------------------------------------

                                   ARTICLE I

                              NAME OF CORPORATION

         The name of the corporation (hereinafter referred to as the "Corporation") is AudioNet, Inc.

                                   ARTICLE II

                               REGISTERED OFFICE

         The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 9 East Lookerman Street, in the City of Dover, County of Kent, and the name of the registered agent of the Corporation in the State of Delaware at such address is National Registered Agents, Inc.

                                  ARTICLE III

                                    PURPOSE

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                   ARTICLE IV

                            AUTHORIZED CAPITAL STOCK

         (a) The Corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, "Common Stock" and "Preferred Stock"; the total number of shares that the Corporation shall have the authority to issue is 50,000,000; the total number of shares of Common Stock shall be 45,000,000, and each such share shall have a par value of $0.01; and the total number of share of Preferred Stock shall be 5,000,000, and each such share shall have a par value of $0.01.


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         (b)     The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby vested with authority to fix by resolution or resolutions the designations and the powers, preferences, and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof, including, without limitation, the dividend rate, conversion or exchange rights, redemption price, and liquidation preference, of any series of shares of Preferred Stock, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.

                                   ARTICLE V

                          BOARD POWER REGARDING BYLAWS

         In the furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend, and rescind the Bylaws of the Corporation.

                                   ARTICLE VI

                             ELECTION OF DIRECTORS

         Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                  ARTICLE VII

                           SETTLEMENTS WITH CREDITORS

         Whenever a compromise or arrangement is proposed between the Corporation and its creditors, or any class of them, and/or between the Corporation and its stockholders, or any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of
Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or





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arrangement, said compromise or arrangement and said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

                                  ARTICLE VIII

                               BOARD OF DIRECTORS

         (a) The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "authorized number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies.

         (b) Effective at the first annual meeting held following the consummation of the initial public offering of the Corporation's Common Stock pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the "Post-Public Offering Annual Meeting"), the Board shall be divided into three classes: Class I, Class II, and Class III. Such classes shall be as nearly equal in number of directors as possible. Each director shall serve for a term ending at the third annual stockholders meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to Class I shall serve for a term ending at the first annual meeting held after the Post-Public Offering Annual Meeting; the directors first elected to Class II shall serve for a term ending at the second annual meeting held after the Post-Public Offering Annual Meeting; and the directors first elected to Class III shall serve for a term ending at the third annual meeting held after the Post-Public Offering Annual Meeting.

         (c) At each annual election held after the Post-Public Offering Annual Meeting, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality in the number of directors among the classes. When the Board of Directors fills a vacancy resulting from the death, resignation, or removal of a director, the director chosen to fill that vacancy shall be of the same class as the director he succeeds, unless, by reason of any previous changes in the authorized number of directors, the Board of Directors shall designate the vacant directorship as a directorship of another class in order more nearly to achieve equality in the number of directors among the classes.

         (d) Notwithstanding the rule that the three classes shall be as nearly equal in umber of directors as possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such will nevertheless continue as a director of the class of which he is a member, until the expiration of his current term or his earlier death, resignation, or removal. If any





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newly created directorship or vacancy on the Board of Directors, consistent with the rule that the three classes shall be as nearly equal in number of directors as possible, may be allocated to one or more classes, the Board of Directors shall allocate it to that of the available class whose term of office is due to expire at the earliest date following such allocation.

         (e) During any period when the holders of Preferred Stock or any one or more series thereof, voting as a class, shall be entitled to elect a specified number of directors by reason of dividend arrearages or other contingencies giving them the right to do so, then and during such time as such right continues (i) the then otherwise authorized number of directors shall be increased by such specified number of directors, and the holders of the Preferred Stock or such series thereof, voting as a class, shall be entitled to elect the additional directors as provided for, pursuant to the provisions of such Preferred Stock or series; (ii) the additional directors shall be members of those respective classes of directors in which vacancies are created as a result of such increase in the authorized number of directors; and (iii) each such additional director shall serve until the annual meeting at which the term of office of his class shall expire and until his successor shall be elected and shall qualify, or until his right to hold such office terminates pursuant to the provisions of such Preferred Stock or series, whichever occurs earlier. Whenever the holders of such Preferred Stock or series thereof are divested of such rights to elect a specified number of directors, voting as a class, pursuant to the provisions of such Preferred Stock or series, the terms of office of all directors elected by the holders of such Preferred Stock or series, voting as a class pursuant to such provisions, or elected to fill any vacancies resulting from the death, resignation, or removal of directors so elected by the holders of such Preferred Stock or series, shall forthwith terminate and the authorized number of directors shall be reduced accordingly.

         (f) Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only (i) for cause, and
(ii) by the affirmative vote of the holders, voting together as a single class, of not less than 67% of the total outstanding voting power of the securities of the Corporation which are then entitled to vote in the election of directors of the Corporation.

         (g) Notwithstanding anything to the contrary in this Restated Certificate of Incorporation, the provisions set forth in this Article VIII may not be repealed, amended, or otherwise modified, directly or indirectly, in any respect (whether by amendment of this Restated Certificate of Incorporation or the Bylaws of the Corporation or otherwise); provided, however, that the foregoing Article may be repealed or amended in any respect if such repeal or amendment is approved by such vote as may be required under applicable law and in addition thereto by the affirmative vote of the holders, voting together as a single class, of not less than 67% of the total outstanding voting power of the securities of the Corporation which are then entitled to vote in the election of directors of the Corporation.





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